E-59
Exhibit No. 8
Ozolutions, Inc.
Form 10-SB


                      CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st day of July 2000

BETWEEN:

      Ozolutions Inc, a corporation incorporated pursuant to the laws of the State of Delaware;

     (hereinafter referred to as the "Corporation")

                                             OF THE FIRST PART,

                            -- and --

      Edward Grant Deans, an individual residing in the City of Toronto in the Province of Ontario,

     (hereinafter referred to as the "Consultant")

                                             OF THE SECOND PART.

      WHEREAS the Corporation carries on a business consisting principally of the production, sales, marketing, promotion and distribution of Ozone water purifiers throughout the World (the
"Business");

      AND WHEREAS the Corporation is desirous of retaining the Consultant to provide consulting services in connection with the Business of the Corporation;

      AND WHEREAS the Consultant is desirous of providing such services to the Corporation, on the terms and subject to the conditions herein set out;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows:

                ARTICLE ONE - CONSULTING SERVICES

1.1 Retainer. The Corporation hereby agrees to retain the Consultant to provide the Corporation with consulting services
consisting   of  managerial  services,  advising  on  production,
distribution,
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sales  and promotion, labour negotiations, contract negotiations, financial services, and such other consulting services as the Corporation and the Consultant may from time to time agree upon, (the "Services") and the Consultant hereby agrees to provide such Services to the Corporation.

1.2 Term of Agreement. This Agreement shall remain in full force and effect from 1st day of September, 2000, to August 31, 2003, subject to earlier termination as hereinafter provided, with the said term being capable of extension by mutual written agreement of the parties hereto.

1.3 Provision of Services. The Services to be provided hereunder to the Corporation by the Consultant shall be provided by the Consultant. The Consultant shall devote the majority of his time to managing the affairs of the Corporation. It is agreed and acknowledged that the Consultant may from time to time provide services to other persons, firms and corporations, provided that the Consultant shall at no time while this agreement remains in force provide ongoing managerial services to any competitor of the Corporation that is not an affiliate (for the purposes of this Agreement "Affiliate" shall mean any person, firm or corporation that is affiliated with the Corporation within the meaning of the Business Corporations Act (Ontario)).

1.4 Board Policy and Instructions. The Consultant covenants with the Corporation that he will act in accordance with any policy of and carry out all reasonable instructions of the board of directors of the Corporation. The Consultant acknowledges that such policies and instructions may limit, restrict or remove any power or discretion which might otherwise have been exercised by the Consultant.

1.5 Remuneration. In consideration for the services rendered by the Consultant hereunder, the Corporation shall pay to the Consultant consulting fees in the sum of Ninety Thousand
($90,000.)  U.  S.  Dollars  per  year  for  the  term   of   the
Consultant's retainer. The Consulting fees shall be paid in advance in equal monthly installments of Seven Thousand, Five Hundred ($7,500.00) Dollars, U.S. on the first day of each month.

1.6 Discretionary Bonus. A discretionary bonus payment shall be agreed to by the Corporation and the Consultant no less than once per year and shall be paid by the Corporation to the Consultant as additional consulting fees immediately following their determination.

1.7 Expenses. The Consultant shall be reimbursed from time to time for all out of pocket expenses, including travel costs, actually and properly incurred by the Consultant in connection with providing the Services hereunder. The Consultant shall furnish statements and vouchers to the Corporation for all such expenses.

                    ARTICLE TWO -- COVENANTS

2.1  No  Delegation  of  Services. The Consultant  covenants  and
agrees   with   the  Corporation  that  it  shall  not   delegate
performance of the Services to anyone without the prior written consent of the Corporation.

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2.2  Provision of Amenities. The Corporation covenants and agrees with the Consultant to provide, for the use of the Consultant, a reasonably furnished office, and administrative and reception services at the offices of the Corporation.

       ARTICLE THREE - CONFIDENTIALITY AND NON-COMPETITION

3.1 Confidential Information. The Consultant covenants and agrees that he shall not disclose to anyone any confidential information with respect to the business or affairs of the Corporation except as may be necessary or desirable to further the business interests of the Corporation. This obligation shall survive the expiry or termination of this Agreement.

3.2 Return of Property. Upon expiry or termination of this Agreement the Consultant shall return to the Corporation any property, documentation, or confidential information which is the property of the Corporation.

3.3 Promotion of Corporation's Interests. The Consultant shall and will faithfully serve and use his best efforts to promote the interests of the Corporation, shall not use any information he may acquire with respect to the business and affairs of the Corporation or its affiliates for his own purposes or for any purposes other than those of the Corporation or its affiliates.

                   ARTICLE FOUR -- TERMINATION

4.1 Termination of Agreement. The Corporation may after the first year of this Agreement, terminate this Agreement by giving the Consultant Six (6) Months' written notice or in lieu of such written notice by paying the Consultant a consulting fee equivalent to Six (6) Months of consulting as determined pursuant to Section 1.5 hereof. The Consultant may, after the first year of this Agreement terminate this Agreement at any time by giving the Corporation Six (6) Months written notice. The obligations of the Consultant under this Agreement shall terminate upon the earlier of the Consultant ceasing to be retained by the
Corporation or the termination of this Agreement by the Corporation or the Consultant.

                    ARTICLE FIVE -- CAPACITY

5.1 Capacity of Consultant. It is acknowledged by the parties hereto that the Consultant is being retained by the Corporation in the capacity of independent contractor and not as an employee of the Corporation. The Consultant and the Corporation acknowledge and agree that this Agreement does not create a partnership or joint venture between them.

           ARTICLE SIX -- GENERAL CONTRACT PROVISIONS

6.1 Notices. All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

(a) To the Corporation at:    30 Denver Crescent,

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                    Suite 200,
                    Toronto, Ontario
                    M2V lG8

(b) To the Consultant at:     872 Millwood Road,
                    Toronto, Ontario.
                    M4G IW8

or at such other address as may be given by such person to the other parties hereto in writing from time to time.

      All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

6.2 Additional Conditions. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

6.3 Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

6.4 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement.

6.6 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective legal personal representatives, heirs, executors, administrators or successors.

6.7 Assignment. This Agreement is personal to the Consultant and may not be assigned by the Consultant.

6.8 Currency. Unless otherwise provided for herein, all monetary amounts referred to herein

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shall refer to the lawful money of the United States of America

6.9    Headings  for  Convenience  Only.  The  division  of  this
Agreement into articles and
sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Province.

6.11 Gender. In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

6.12 Calculation of Time. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

6.13 Legislation References. Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

6.14 Severability. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

      IN WITNESS WHEREOF the parties have duly executed this Consulting Agreement this 1st day of July, 2000.

SIGNED, SEALED AND DELIVERED
in the presence of

/s/ Witness

/s/ Edward Grant Deans

Ozolutions Inc.
Per: /s/ (Authorized Signing Officer)

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